Press Release

For Further Information:
KRATON Polymers LLC
Analyst: Nick Dekker 832-204-5454
Media: Shari Mattern 832-204-5998

KRATON NAMES RAYMOND K. GUBA
AS CHIEF FINANCIAL OFFICER AND VICE PRESIDENT

HOUSTON, TX – September 14, 2005 — KRATON Polymers LLC (KRATON) today announces the appointment of Raymond (Randy) K. Guba, as Chief Financial Officer & Vice President effective October 24, 2005. He replaces Mr. Nicholas G. Dekker, who has been serving as our interim Chief Financial Officer.

In his role, Mr. Guba will be responsible for managing KRATON’s financial and IT groups. He will report to Mr. George Gregory, Chief Executive Officer and President.

Mr. Guba brings to KRATON extensive senior management experience in finance from his 19-year career with General Electric Co., which included responsibility for strategy formulation and execution; financial reporting; financial planning and analysis; acquisition due diligence and integration; cash flow and earnings management; and contract negotiations around the globe. During his tenure with General Electric he held a variety of positions with increasing responsibility, most recently Mr. Guba was employed by GE Energy, a General Electric Co. subsidiary as Chief Financial Officer for their Installations and Field Services business.

“We are very excited to have Randy join KRATON,” said George Gregory. “Randy will make a great addition to the leadership team, and brings a wealth of experience to help take KRATON to the next level.”

Mr. Guba holds a Bachelor degree in both Economics and English from Rutgers State University. Mr. Guba is also a Certified Public Accountant and a graduate of GE’s Financial Management Program.

About KRATON

KRATON Polymers LLC is a premier, global specialty chemicals company and is the world’s largest producer of styrenic block copolymers (“SBCs”), a family of products whose chemistry was pioneered by KRATON over forty years ago. SBCs enhance the performance of applications including adhesives, sealants, asphalt and bitumen modification, packaging, compounding and personal hygiene products. KRATON has the leading position in nearly all of its core markets and is the only producer of SBCs with global manufacturing capability. Its production facilities are located in the United States, The Netherlands, Germany, France, Brazil and Japan.

Polymer Holdings LLC is the parent company of KRATON Polymers LLC and has no material assets other than its investment in KRATON Polymers LLC.

Forward Looking Statements

This press release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the chemical industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability and cost of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, the timing and cost of planned capital expenditures, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.